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                                                                    EXHIBIT 99.7

                         BENEFICIAL OWNER INSTRUCTIONS

To:_______________________________________
       Name of Holder of Shares
 ---------------------------------------
                Address
 ---------------------------------------

  The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Rights offering to subscribe for shares of common stock ("Shares") of Security Capital Atlantic Incorporated.

  This will instruct you whether to exercise, transfer or sell rights ("Rights") to purchase Shares distributed with respect to Shares held by you
for the account of the undersigned, with        Rights entitling you to
subscribe for one Share at the subscription price (the "Subscription Price")
of $    , or to oversubscribe for additional Shares at the Subscription Price
(the "Oversubscription Privilege"), pursuant to the terms and subject to the
conditions set forth in the Prospectus dated    , 1997 and the related
Instructions for Completion of Rights Certificate.

  1. [_]  Please do NOT EXERCISE Rights for Shares.

  2. [_]  Please EXERCISE Rights for Shares as set forth below:

     a.     Exercise of Rights:                              X $   = $
                                                  ----------          ----------
                                                   Shares

     b.     Oversubscription Privilege*:                     X $   = $
            *I have validly exercised all         ----------          ----------
            Rights initially issued to me to       Shares
            the extent possible and was a
            holder of Shares on the Record
            Date.

                               Total Amount Enclosed:                $
                               This must equal the total of           ----------
                               lines 3 and 4.

  3. [_]  Payment in the amount of $  is enclosed.

  4. [_] Please deduct $ from the following account maintained by you as follows:

          --------------------------------     --------------------------------
                  Type of Account                       Account Number

  5. [_]  Please SELL  Rights held for my account.

  6. [_]  Please TRANSFER  Rights as set forth below:



 Date and Sign Here:
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       Date                                   Signature(s)

                                  Please Type or Print Name(s) Below:

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